Exhibit 4.6










                                                                EXECUTION COPY



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                           REVOLVING CREDIT AGREEMENT


                                      among



                     MOBILE ENERGY SERVICES COMPANY, L.L.C.


                      MOBILE ENERGY SERVICES HOLDINGS, INC.


                                       and



                            THE LENDERS NAMED HEREIN



                                       and



                                 BANQUE PARIBAS,
                                    as Agent



                           dated as of August 1, 1995



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










                                TABLE OF CONTENTS


                                                                        Page

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                                 OF INTERPRETATION........................  1

                                   ARTICLE II

                             COMMITMENTS AND LOANS........................  5

SECTION 2.1.  The Facility................................................  5
SECTION 2.2.  Making Loans................................................  7
SECTION 2.3.  Interest....................................................  8
SECTION 2.4.  Repayment...................................................  9
SECTION 2.5.  Prepayments.................................................  9
SECTION 2.6.  Fees........................................................ 10
SECTION 2.7.  Security.................................................... 10
SECTION 2.8.  Payments.................................................... 10
SECTION 2.9.  Computation of Interest and Fees............................ 11
SECTION 2.10.  Payments on Non-Business Days.............................. 11
SECTION 2.11.  Sharing of Payments, Etc................................... 12
SECTION 2.12.  Evidence of Debt........................................... 12
SECTION 2.13.  Increased Costs............................................ 13
SECTION 2.14.  Taxes...................................................... 14
SECTION 2.15.  Illegality................................................. 16
SECTION 2.16.  Inability to Determine Interest Rate....................... 17
SECTION 2.17. Transfer of Lending Office.................................. 17


                                   ARTICLE III

                              CONDITIONS PRECEDENT........................ 18

SECTION 3.1.  Conditions Precedent to Initial Borrowing................... 18
SECTION 3.2.  Conditions Precedent to Each Borrowing...................... 19

                                   ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES.................. 19

                                    ARTICLE V

                                    COVENANTS............................. 20

                                                                          Page


                                   ARTICLE VI

                             DEFAULTS AND REMEDIES........................ 22

                                   ARTICLE VII

                                    THE AGENT............................. 24

SECTION 7.1.  Authorization and Action.................................... 24
SECTION 7.2.  Agent's Reliance, Etc....................................... 24
SECTION 7.3.  Initial Lender and Affiliates............................... 25
SECTION 7.4.  Lender Credit Decision...................................... 25
SECTION 7.5.  Indemnification............................................. 25
SECTION 7.6.  Successor Agent............................................. 26

                                  ARTICLE VIII

                                   GUARANTY............................... 26
SECTION 8.1.  Guaranty of Payment and Performance......................... 26
SECTION 8.2.  Continuance and Acceleration of Obligations upon
               Certain Events............................................. 26
SECTION 8.3.  Recovered Payments.......................................... 27
SECTION 8.4.  Evidence of Obligations..................................... 27
SECTION 8.5.  Binding Nature of Certain Adjudications..................... 27
SECTION 8.6.  Nature of Mobile Energy's Obligations....................... 28
SECTION 8.7.  No Release of Mobile Energy................................. 28
SECTION 8.8.  Certain Waivers............................................. 29
SECTION 8.9.  Independent Credit Evaluation............................... 30
SECTION 8.10. Subordination of Rights Against Company, Other Guarantors
               and Collateral............................................. 30
SECTION 8.11. Payments by Mobile Energy................................... 30
SECTION 8.12. Continuance of Guaranty; Survival........................... 31
SECTION 8.13. Assignments and Participations.............................. 31
SECTION 8.14. Benefit and Enforcement..................................... 31

                                   ARTICLE IX

                                  MISCELLANEOUS........................... 32

SECTION 9.1.  Amendments, Etc............................................. 32
SECTION 9.2.  Notices, Etc................................................ 32
SECTION 9.3.  No Waiver; Remedies......................................... 32
SECTION 9.4.  Costs and Expenses.......................................... 33
SECTION 9.5.  Application of Monies....................................... 33
SECTION 9.6.  Severability................................................ 34
SECTION 9.7.  Non-recourse Liability...................................... 34
SECTION 9.8.  Binding Effect.............................................. 35
SECTION 9.9.  Assignments and Participations.............................. 35

                                                                          Page
SECTION 9.10.  Indemnification............................................ 37
SECTION 9.11.  Governing Law.............................................. 39
SECTION 9.12.  Headings................................................... 39
SECTION 9.13.  Execution in Counterparts.................................. 39
SECTION 9.14.  Third Party Beneficiaries.................................. 39
SECTION 9.15.  Waiver of Jury Trial....................................... 39
SECTION 9.16.  Submission To Jurisdiction; Waivers........................ 39

                  REVOLVING CREDIT AGREEMENT, dated as of August 1, 1995, among MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), MOBILE ENERGY SERVICES HOLDINGS, INC., an Alabama corporation ("Mobile Energy"), BANQUE PARIBAS (in its individual capacity, the "Initial Lender"), each other lender that becomes a party hereto pursuant to Section 9.9 (together with the Initial Lender, collectively, the "Lenders") and BANQUE PARIBAS, as agent (in such capacity, the "Agent") for the Lenders.

                                               W I T N E S S E T H :


                  WHEREAS, the Company owns and operates the Energy Complex (as defined herein) and is financing the acquisition, construction and equipping of the Energy Complex through, among other things, the issue and sale by the Company of the First Mortgage Bonds (as defined herein);

                  WHEREAS, in connection with the financing of certain portions of the Energy Complex, the IDB (as defined herein) will issue the Tax-Exempt Bonds (as defined herein);

                  WHEREAS, the Company may, from time to time after the date of this Agreement, issue additional Indenture Securities (as defined herein), or cause the IDB to issue additional Tax-Exempt Indenture Securities (as defined herein), for the purposes described in the Financing Documents (as defined herein); and

                  WHEREAS, the Company intends to finance certain of its working capital requirements arising in connection with the operation of the Energy Complex pursuant to, and the Company has requested that the Lenders make available to the Company, and the Lenders are willing to make available to the Company, a revolving credit facility of up to the maximum aggregate principal amount of $15,000,000, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                                     ARTICLE I

                                         DEFINITIONS AND OTHER PROVISIONS
                                                 OF INTERPRETATION

                  (a) For the purposes of this Agreement, except as expressly provided in this Agreement or unless the context otherwise requires, all terms used herein shall have the meanings set forth in Appendix A to the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 among First Union National Bank of Georgia, as the Indenture Trustee and Tax-Exempt Indenture Trustee referred to therein, the Initial Lender, The Industrial Development Board of the City of Mobile, Alabama, the

Company, Mobile Energy and Bankers Trust (Delaware), as the Collateral Agent referred to therein.

                  (b) The following terms are used in this Agreement with the following respective meanings:

                  "Adjusted Base Rate" means the higher of (i) the Federal Funds Rate plus one-half of one percent (0.50%) and (ii) the Reference Rate.

                  "Adjusted Base Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted Base Rate.

                  "Borrowing" means a borrowing by the Company consisting of Loans made on the same day by the Lenders.

                  "Closing Date" means the date on which the conditions precedent set forth in Article III have been fulfilled.

                  "Commitment" means, with respect to each Lender, (i) the amount set forth opposite such Lender's name on the signature pages hereof or (ii) if such Lender has entered into one (1) or more Commitment Transfer Supplements, the amount set forth for such Lender in the register maintained by the Agent, as the same may be ratably reduced from time to time pursuant to Section 2.1(c).

                  "Commitment Transfer Supplement" means such document substantially in the form of Exhibit C.

                  "Credit Documents" means this Agreement and each Note.

                  "Default" means an event that with the giving of any required notice or the lapse of any required period of time would constitute an Event of Default.

                  "Eurodollar Business Day" means any Business Day on which dealings in United States dollar deposits are carried on by Banque Paribas in the interbank eurodollar market and on which commercial banks in London are generally open for domestic and foreign exchange business (including dealings in United States dollar deposits).

                  "Event of Default" has the meaning specified in Article
         VI.

                  "Expiration Date" means the earliest of (i) the Scheduled Expiration Date, (ii) the date on which the Commitments are fully canceled pursuant to Section 2.1(c) and (iii) the occurrence of an Event of Default and the Agent's termination (or any automatic termination) of the obligation of each Lender to make Loans hereunder, in accordance with the provisions of Article VI.

                  "Extension Request" has the meaning specified in
         Section 2.1(b).

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Guaranty" means the guaranty of the Obligations by Mobile Energy set forth in Article VIII.

                  "Indemnified Party" has the meaning specified in
         Section 9.10.

                  "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the date of the making of such Loan and ending on and including the day preceding the same day in the first, second or third calendar month thereafter, as selected by the Company and specified in the related Notice of Borrowing; provided, however, that
         (i) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in a different calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day, and (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month. The Company shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Rate Loan other than on the last day of the Interest Period for such LIBOR Rate Loan.

                  "LIBOR Rate" means, with respect to each day during any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent (0.0625%)) determined by the Agent to be equal to (i) (A) the arithmetic mean of the rate at which deposits in United States dollars (in the approximate amount of the Loan of Banque Paribas to which such Interest Period applies) are offered to Banque Paribas in the interbank eurodollar market at approximately 11:00 a.m. (New York time), two Eurodollar Business Days prior to the first day of such Interest Period, divided by (B) 100% minus the Reserve Requirement for such day, plus (ii) one percent (1.0000%).

                  "LIBOR Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the LIBOR Rate.

                  "Loan" means a loan by a Lender to the Company pursuant to Section 2.1(a).

                  "Loan Repayment Date" means, in respect of each Loan, the Business Day specified as such on the Notice of Borrowing relating thereto; provided, however, that (i) such date shall not be later than the Scheduled Expiration Date, (ii) such date shall not exceed 93 days from the date such Loan is advanced to the Company pursuant to the terms of this Agreement, (iii) in the case of LIBOR Rate Loans, such date shall correspond to the last day of the Interest Period specified in the related Notice of Borrowing and (iv) no more than $5,000,000 principal amount of Loans may be scheduled to mature within any calendar month.

                  "Note" has the meaning specified in Section 2.12(a).

                  "Notice of Borrowing" means a Notice of Borrowing properly completed and executed by an Authorized Officer of the Company substantially in the form of Exhibit B.

                  "Obligations" means all of the obligations of the Mobile Energy Parties to the Lenders and the Agent under the Credit Documents, whether for principal, interest (including post-petition interest, whether or not allowed as a claim), fees, expenses, indemnification or otherwise.

                  "Participant" has the meaning specified in Section
         9.9(b).

                  "Purchasing Lender" has the meaning specified in
         Section 9.9(a).

                  "Reference Rate" means the variable rate of interest per annum officially announced or published by Citibank, N.A. in New York, New York from time to time as its "prime" or "reference" rate for United States dollar loans in the United States, it being understood that the Reference Rate is not necessarily the lowest or best rate actually charged to any customer of Citibank, N.A. and that Citibank, N.A. may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "prime" or "reference" rate.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

                  "Regulatory Change" means, subsequent to the date of this Agreement, any adoption of or change in United States

         (including Federal, state or municipal) or foreign law or regulations or the adoption or change or making of any application, interpretation, directive, request or guideline of or under any United States (including Federal, state or municipal) or foreign law or regulations by any Governmental Authority, in each case whether or not having the force of law.

                  "Required Lenders" means, at any time, Lenders holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans or, if no Loans are then outstanding, having at least 66-2/3% of the Total Commitment.

                  "Reserve Requirement" means, for any day as applied to a LIBOR Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Scheduled Expiration Date" means December 31, 2001, unless extended pursuant to Section 2.1(b), in which case it shall be such extended date.

                  "Total Commitment" means $15,000,000, which is the aggregate amount of the Commitments, as such amount may be reduced from time to time pursuant to Sections 2.1(c) and 2.1(d).


                                                    ARTICLE II

                                               COMMITMENTS AND LOANS

                  SECTION 2.1. The Facility. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Company from time to time on any Business Day in the case of Adjusted Base Rate Loans and on any Eurodollar Business Day in the case of LIBOR Rate Loans during the period from the Closing Date to the Expiration Date in an aggregate unpaid principal amount not to exceed at any time such Lender's Commitment. Each Borrowing shall consist of Loans bearing interest at the same rate made on the same day by Lenders ratably according to their respective Commitments. Each Borrowing consisting of Adjusted Base Rate Loans shall be in an amount equal to $50,000 or an integral multiple of $10,000 in excess thereof (or the amount of the unused Total Commitment) and each Borrowing consisting of LIBOR Rate Loans shall be in an amount equal to $200,000 or an integral multiple of $25,000 in excess thereof (or the amount of the unused Total Commitment). There shall not be Loans representing more than five Borrowings outstanding on any date.

                  (b) Subject to the terms and conditions of this Section 2.1(b), the Scheduled Expiration Date may be extended by an additional year from time to time at the written request of the Company (an "Extension Request"). Each Extension Request shall be delivered to the Agent not more than fifteen
(15) months and not less than twelve (12) months prior to the Scheduled Expiration Date. If the Agent receives an Extension Request, it will give prompt notice thereof to each Lender, and each Lender shall have the right to approve or reject, in its sole and absolute discretion, such Extension Request by giving the Agent written notice of its decision within sixty (60) days following its receipt of the Agent's notice thereof. If the Lenders unanimously approve such Extension Request, the Agent shall so notify the Company within ninety (90) days following its receipt of such Extension Request and the Scheduled Expiration Date shall, effective from the date of such notice, be the date one (1) year subsequent to the prior Scheduled Expiration Date. If for any reason the Agent does not respond to such Extension Request within ninety (90) days following its receipt thereof or if such Extension Request is not approved by each Lender, such Extension Request shall be deemed to have been rejected.

                  (c) The Company shall have the right, upon at least five (5) Business Days' notice to the Agent, to terminate in whole, or from time to time reduce in part, the unused portion of the Total Commitment, provided that each partial reduction of the unused portion of the Total Commitment shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Upon receipt of any such notice, the Agent shall promptly notify each Lender of the contents thereof and the amount to which such Lender's Commitment is to be ratably reduced.

                  (d) If an Event of Loss or Event of Eminent Domain shall have occurred in connection with which the Company shall not have fully rebuilt, repaired, restored or replaced the Energy Complex or the part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be), and Loss Proceeds with respect thereto are to be distributed by the Collateral Agent pursuant to Section 6.2(b) of the Intercreditor Agreement, the Total Commitment in effect immediately prior to such distribution shall be automatically and permanently reduced (but not to less than zero) by an amount equal to the Working Capital Facility's Percentage Share of the Excess Loss Proceeds (calculated without regard to the Working Capital Facility Distribution Amount) with respect to such Event of Loss or Event of Eminent Domain. Such reduction shall be effective on the first date on which the Company is required to redeem or prepay such Senior Securities, provided that if at or prior to the time of any such redemption or prepayment of the Senior Securities the Energy Complex has been fully rebuilt, repaired, restored and replaced to the same operating capacities and operating standards and to the same condition as existed prior to the occurrence of such Event of Loss or Event of Eminent Domain and the Company has delivered a written request to the Agent requesting that the Total Commitment not be reduced in connection with such Event of Loss or Event of Eminent Domain, then the Total Commitment shall be reduced pursuant to this paragraph (b) only if the Required Lenders have requested that the Total Commitment be so reduced.

                  SECTION 2.2. Making Loans. (a) The Company shall deliver to the Agent a Notice of Borrowing not later than 11:00 a.m., New York time, (i) at least one (1) Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Adjusted Base Rate Loans and (ii) at least three (3) Eurodollar Business Days prior to the date of the proposed Borrowing in the case of a Borrowing consisting of LIBOR Rate Loans, and, in each case, the Agent shall give each Lender prompt notice thereof by telecopier. Each Lender shall, before 11:00 a.m., New York time, on the date of such Borrowing, make available to the Agent at its address set forth in Section 9.2, in immediately available funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Company by transferring such funds to the Collateral Agent for deposit into the Operating Account or such other account as the Company may designate (in each case, as specified in the applicable Notice of Borrowing), unless the proceeds of such Loans are to be used to pay any Obligations, in which case such proceeds will be applied directly to the payment of such Obligations.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the Company, unless revoked by the Company in writing (i) in the case of Adjusted Base Rate Loans, at least three (3) Business Days prior to the date of such proposed Borrowing and (ii) in the case of LIBOR Rate Loans, at least five
(5) Eurodollar Days prior to the date of such proposed Borrowing.

                  (c) Unless the Agent receives notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount on behalf of such Lender. If and to the extent that such Lender has not made such ratable portion available to the Agent, and Agent has made such amount available to the Company, the Agent shall first make written demand upon such Lender for payment and shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately repay such corresponding amount to the Agent; provided, however, that if the Company repays such corresponding amount to the Agent and such Lender subsequently makes available to the Agent its ratable portion of such Borrowing, the Agent shall promptly make the proceeds thereof available to the Company. The Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent at the following interest rates: (i) with respect to interest from the Company, at the applicable interest rate for the type of Loan selected by the Company with respect to such amount; and (ii) with respect to interest from such Lender, at the Federal Funds Rate until and including the second Business Day after demand is made and thereafter at the Adjusted Base Rate. If such Lender pays to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) The obligations of the Lenders to make Loans to the Company pursuant to this Agreement are several and not joint or joint and several, and the failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.3. Interest. (a) Unless an Event of Default is continuing, each Loan shall bear interest at the rates set forth below, and the Company shall pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until the principal amount thereof has been repaid in full, at the times and at the rates per annum set forth below:

                  (i) Adjusted Base Rate Loans shall bear interest at a rate per annum equal at all times to the Adjusted Base Rate in effect from time to time, payable on (A) the related Loan Repayment Date, (B) the date of any prepayment of such Loan pursuant to Section 2.5 and (C) the Expiration Date;

                  (ii) LIBOR Rate Loans shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate for such day, payable on (A) the last day of such Interest Period, (B) the date of any prepayment of such Loan pursuant to Section 2.5 and (C) the Expiration Date.

                  (b) On and after the date of the occurrence of any Event of Default caused by the failure to make a monetary payment hereunder, so long as such Event of Default is continuing, to the extent permitted by applicable Law the Loans shall bear interest at a rate per annum equal at all times to the Adjusted Base Rate in effect from time to time plus two percent (2%), payable on demand.

                  SECTION 2.4. Repayment. The Company shall repay each Loan on the earlier of (a) the applicable Loan Repayment Date and
(b) the Expiration Date.

                  SECTION 2.5. Prepayments. (a) Subject to the provisions of
Section 2.5(d), the Company may, at any time and from time to time on any Business Day in the case of Adjusted Base Rate Loans and on any Eurodollar Business Day in the case of LIBOR Rate Loans, prepay without premium or penalty the outstanding principal amount of the Loans making up one (1) or more Borrowings in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. The Company shall give the Agent irrevocable prior written notice of any such prepayment not later than 11:00 a.m., New York time, at least one (1) Business Day or Eurodollar Business Day, as the case may be, prior to the date of any such prepayment, such notice stating the proposed date and specifying the Borrowing or Borrowings and aggregate principal amount of the Loans to be prepaid.

                  (b) If at any time the aggregate principal amount of the Loans exceeds the Total Commitment in effect at such time, the Company shall at such time repay or prepay the Loans in an amount equal to the amount of such excess. Any such repayment or prepayment shall by accompanied by the payment of interest on the amount repaid or prepaid.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall repay Loans so that, or otherwise ensure that, no Loans are outstanding for a period of five (5) consecutive days during each Fiscal Year subsequent to 1995.

                  (d) The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (i) default by the Company in making a borrowing of, conversion into or continuation of LIBOR Rate Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Company in making payment or any prepayment after the Company has given notice thereof in accordance with the provisions of this Agreement or (iii) the making of a payment of LIBOR Rate Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such payment or prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Loans provided for herein over (B) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (e) Each prepayment of Loans shall be applied first to Adjusted Base Rate Loans and then to LIBOR Rate Loans, such application of LIBOR Rate Loans to be made to LIBOR Rate Loans based on the direct order of maturing Interest Periods. In the event that any LIBOR Rate Loan is required to be repaid during an Interest Period therefor as a result of a reduction in the Total Commitment pursuant to Section 2.1(d), then, if no Default or Event of Default is then continuing, the Company may, in lieu of making such repayment of LIBOR Rate Loans, deposit with the Agent an amount of cash equal to the amount of such required repayment to be held by the Agent as cash collateral for payment of the Loans and to be applied to repayment of such LIBOR Rate Loans on the last day of the respective Interest Periods therefor. The Company agrees to execute and record in the appropriate offices such documents as the Agent may request with respect to such cash collateral arrangements, including with respect to the creation and perfection of such liens.

                  SECTION 2.6. Fees. (a) The Company shall pay to the Agent, for the respective accounts of the Lenders, a commitment fee for the period from and including the Closing Date to but excluding the Expiration Date, computed at the rate of .375% per annum on the average daily unused amount of the Total Commitment, payable quarterly in arrears on the last day of each March, June, September and December and on the Expiration Date or such earlier date as the Total Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

                  (b) The Company shall also pay to Banque Paribas the fees set forth in the separate letter agreement dated August 1, 1995 between the Company and Banque Paribas.

                  SECTION 2.7. Security. The Obligations shall be secured as provided in the Security Documents, and the rights and remedies of the Lenders contained therein shall be exercised as provided in the Intercreditor Agreement.

                  SECTION 2.8. Payments. (a) The Company shall make each payment hereunder and under the Notes not later than 11:00 a.m., New York time, on the day when due in United States dollars to the Agent at its address set forth in
Section 9.2, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Sections 9.4 and other amounts paid for the account of a specific Lender) to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Unless the Agent receives notice from the Company before the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Company has not so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date on which such Lender repays such amount to the Agent, at the Federal Funds Rate until (and including) the third (3rd) Business Day after demand is made and thereafter at the Adjusted Base Rate.

                  (c) All payments due by the Company to the Agent or any of the Lenders under the Credit Documents will be made without setoff, counterclaim or other deduction.

                  SECTION 2.9. Computation of Interest and Fees. Interest on LIBOR Rate Loans shall be computed on the basis of a year of three hundred and sixty (360) days and paid for the actual number of days elapsed. Interest on Adjusted Base Rate Loans and all fees shall be computed on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as applicable, and paid for the actual number of days elapsed. Interest on Adjusted Base Rate Loans and fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof. Interest on LIBOR Rate Loans for any Interest Period shall be calculated from and including the first day thereof to and including the last day thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive (absent manifest error).

                  SECTION 2.10. Payments on Non-Business Days. Whenever any payment hereunder or under any Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees (as the case may be); provided, however, that any payment with respect to any LIBOR Rate Loan stated to be due on a day other than a Eurodollar Business Day shall be made on the immediately preceding Eurodollar Business Day. If no due date is specified for the payment of any amount payable by the Company hereunder, such amount shall be due and payable not later than the later to occur of (a) ten (10) Business Days after receipt by the Company of written demand from the Agent for payment thereof and (b) two (2) Business Days following the next Monthly Transfer Date following such written demand.

                  SECTION 2.11. Sharing of Payments, Etc. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Commitment or the Loans made by it (other than pursuant to Section 9.4 and any other payment appropriately made for the account of a specific Lender hereunder), in excess of its ratable share of payments on account of the Commitments or the Loans obtained by all of the Lenders, then such Lender shall be deemed to have received such payment as agent for, and on behalf of, all the Lenders and shall immediately advise the Agent of the receipt of such funds and promptly transmit the amount thereof to the Agent for prompt distribution among the Lenders as provided for in this Agreement and such funds transmitted to the Agent shall be credited as a payment by the Company under this Agreement; provided, however, that such Lender so transmitting funds to the Agent shall not be deemed to have received, and the Company shall be deemed not to have made to such Lender (to the extent funds are transmitted to the Agent), any payment transmitted to the Agent by such Lender pursuant to this Section 2.11; provided further, however, that if all or any portion of such payment is thereafter recovered from such Lender, such credited payment shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  SECTION 2.12. Evidence of Debt. (a) The indebtedness of the Company resulting from all Loans made by each Lender from time to time shall be evidenced by an appropriately completed and executed Revolving Promissory Note substantially in the form of Exhibit A (each a "Note"), delivered by the Company to each Lender.

                  (b) The Agent, on behalf of the Company, shall maintain at the address of the Agent referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The books and accounts of the Agent shall be conclusive evidence (absent manifest error) of the amounts of all Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or any Note.

                  SECTION 2.13. Increased Costs. (a) In the event that any requirement of law or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental
Authority:

                      (i) does or shall subject any Lender to any tax (except to the extent such tax is the subject of the agreements set forth in
         Section 2.14) of any kind whatsoever with respect to this Agreement, any Note or any payments with respect to LIBOR Rate Loans made by it, or changes the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income or capital of such Lender);

                     (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate; or

                    (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case in respect of its LIBOR Rate Loans, then, in any such case, the Company shall pay to such Lender, no later than the later to occur of (A) 10 Business Days after demand by such Lender (through the Agent) in accordance with paragraph (c) of this Section and (B) two (2) Business Days after the next Monthly Transfer Date following such written demand, any additional amounts necessary to compensate such Lender for such additional costs or reduced amount receivable.

                  (b) In the event that any Lender shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy or in the interpretation or application thereof, or compliance by any Lender or any corporation controlling such Lender with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, no later than the later to occur of (i) 10 Business Days after submission by such Lender to the Company (through the Agent) of a written request therefor in accordance with paragraph (c) of this subsection and (ii) two (2) Business Days after the next Monthly Transfer Date following such written demand, the

Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A Lender intending to make a claim pursuant to paragraph
(a) or (b) of this Section shall deliver to the Company through the Agent, as soon as practicable after becoming aware of the circumstances giving or which shall give rise to such claim, notice of such Lender's intention to make a claim, specifying the event by which it is or shall be entitled to make such claim and setting out in reasonable detail the expected basis and computation of such claim (and the Agent shall promptly upon receipt thereof deliver such notice to the Company); provided that no claim shall be made by any Lender, and the Company shall not be required to indemnify any Lender, with respect to any cost, increased cost or other liability or reduction described in paragraph (a) or (b) of this Section which is incurred by such Lender and which is payable, or which is applicable to any period, more than 90 days prior to the date the Company is first notified by the Agent pursuant to the foregoing provisions of this paragraph (c) that such Lender is incurring such costs, other liability or reduction, as the case may be.

                  (d) A certificate as to any additional amounts payable to any Lender pursuant to this Section 2.13, submitted by such Lender to the Company and showing in reasonable detail that such amounts were computed in accordance with this Section 2.13, shall be conclusive in the absence of manifest error. The provisions of this Section 2.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.14. Taxes. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's lending office, is located or any political subdivision or taxing authority thereof or therein (all such non- excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes, including penalties and expenses related thereto) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of such failure.

                  (b) Each Lender shall, prior to the Closing Date (or, if a Lender has become a party hereto pursuant to Section 9.9, the date upon which such Lender becomes a party hereto), deliver to the Agent and the Company (i) either (A) a letter stating that it is incorporated under the laws of the United States of America or a state thereof or (B) if it is not so incorporated, either two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or, in the case of a Lender claiming exemption from United States withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" by the Company under this Agreement, an annual certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Lender shall deliver to the Company and the Agent two further copies of any such form, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, to the effect that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders any such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or establishing an exemption from United States backup withholding tax. The provisions of this Section 2.14(b) shall apply to any successor holder of a Note, including without limitation, Purchasing Lenders and Participants pursuant to Section 9.9.

                  (c) Notwithstanding anything to the contrary contained in this
Section 2.14, the Company shall not be required to indemnify or reimburse any Lender who has failed to make available to the Agent its ratable portion of any Borrowing on the date required pursuant to this Agreement, after the Agent has made written demand upon such Lender for such payment, for any additional documentary stamp taxes or intangibles taxes incurred by such Lender solely as a result of such failure.

                  SECTION 2.15. Illegality. Notwithstanding any other provision of this Agreement, if any Regulatory Change shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall give telex, telecopy or telephonic notice thereof to the Company and the Agent (specifying the reason for such illegality) as soon as practicable and (a) the commitment of such Lender hereunder to make LIBOR Rate Loans, continue LIBOR Rate Loans as such and convert Adjusted Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended until such time as such Lender may again lawfully make and maintain LIBOR Rate Loans, and (b) such Lender's LIBOR Rate Loans then outstanding, if any, shall be converted automatically to Adjusted Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period (determined by its sole judgment) as required by law. If, as a result of any such Regulatory Change, any such conversion of a LIBOR Rate loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as might be required pursuant to Section 2.5(d) with respect to such conversion.

                  SECTION 2.16. Inability to Determine Interest Rate. In the event that, prior to the first day of any Interest Period, (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not for ascertaining the LIBOR Rate for such Interest Period or (b) the Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their affected Loans during such Interest Period, the Agent shall give telex, telecopy or telephonic notice thereof (stating the reason therefor) to the Company and the Lenders as soon as practicable. If such notice is given
(i) any LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as Adjusted Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Rate Loans shall be converted to or continued as Adjusted Base Rate Loans and (iii) any outstanding LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to Adjusted Base Rate Loans. Until such notice has been withdrawn by the Agent or, in the case of any notice given by the

Required Lenders pursuant to clause (b) of the first sentence of this Section, by the Required Lenders, no further LIBOR Rate Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to LIBOR Rate Loans.

                  SECTION 2.17. Transfer of Lending Office. Each Lender agrees that, as promptly as practicable after it shall have notified the Company that additional amounts are or will be due to such Lender under Section 2.13 or 2.14, it will, to the extent not inconsistent with such Lender's internal policies, make, fund or maintain its Loans through another lending office of such Lender if as a result thereof such additional amounts would not be required to be so paid and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other lending office (i) would be permitted by applicable requirements of law and (ii) would not adversely affect its Loans or such Lender. The Company hereby agrees to pay all reasonable expenses incurred by a Lender in utilizing another lending office of such Lender as provided in this Section.


                                                    ARTICLE III

                                               CONDITIONS PRECEDENT

                  SECTION 3.1. Conditions Precedent to Initial Borrowing. The obligation of each Lender under this Agreement is subject to the satisfaction on the Closing Date of the following conditions precedent:

                  (a) the Agent shall have received the following, each dated on or before the Closing Date, in form and substance satisfactory to the Agent and in the number of originals reasonably required by the Agent:

                         (i) this Agreement and the Notes,  duly executed by the
                    Company;

                         (ii) the Security  Documents  (other than the Indenture
                    and the Tax-Exempt Indenture), duly executed by the parties thereto;

                         (iii) the Indenture and the Tax-Exempt Indenture,  duly
                    executed  by  the  parties   thereto  and  certified  as  to
                    completeness and authenticity by an Authorized Officer of each of the Mobile Energy Parties; and

                         (iv)  written  opinions  of counsel to the  Company and
                    Mobile  Energy,   as  to  such  matters  as  the  Agent  may
                    reasonably request;

                  (b)      all Contracts referred to in Section 3.1(a)(i),
         (ii) and (iii) remain in full force and effect;

                  (c) the Company shall have paid all accrued fees and expenses of the Agent and the Lenders as provided in Section 9.4, to the extent one or more statements for such fees and expenses have been presented for payment;

                  (d) the conditions precedent contained in the Underwriting Agreement dated August 15, 1995 between the Mobile Energy Parties and Goldman, Sachs & Co., Bear, Stearns & Co. and Lehman Brothers Inc. shall have been satisfied (without waiver, unless approved by the Agent), and the initial purchase of the First Mortgage Bonds shall have occurred; and

                  (e) the conditions precedent contained in the Bond Purchase Agreement dated August 17, 1995 between Goldman Sachs & Co. and the IDB shall have been satisfied (without waiver, unless approved by the Agent), and the initial purchase of the Tax-Exempt Bonds shall have occurred.

                  SECTION 3.2. Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Loan on the occasion of each Borrowing, including the initial Borrowing, is subject to the satisfaction of the following further conditions precedent:

                  (a) the conditions precedent set forth in Section 3.1 shall have been satisfied (or waived by the Agent in writing as of the Closing Date);

                  (b) the Agent shall have received a Notice of Borrowing with respect to such Loan;

                  (c) the following statements shall be true (and the acceptance by the Company of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing such statements are true):

                         (i) the  representations  and  warranties of the Mobile
                    Energy Parties and each Affiliate thereof incorporated by reference into this Agreement or contained in any Security Document are true in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                         (ii) no Default or Event of Default has occurred and is
                    continuing; and

                  (d) no payment default shall have occurred and be continuing with respect to any Senior Securities.

                                                    ARTICLE IV

                                          REPRESENTATIONS AND WARRANTIES

                  Each of the Mobile Energy Parties hereby makes, for the benefit of the Agent and the Lenders, all of the representations and warranties of the Mobile Energy Parties made in Article III of the Indenture, in the form of such representations and warranties (including all schedules referred to therein) as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to by the Required Lenders at such time. Such representations and warranties (including all schedules referred to therein) are hereby, mutatis mutandis, incorporated herein by reference (with appropriate substitutions, including the following: (i) the terms "Indenture," "Securities," "Trustee" and "Holder," as they appear in
Article III of the Indenture, shall be replaced by the terms "Agreement," "Notes," "Agent" and "Lender," respectively, (ii) the phrase "the purchase and ownership of the Securities" as it appears in Section 3.6(a) of the Indenture shall be replaced by the phrase "the making of Loans", (iii) the phrase "as of the date hereof", as it appears in Sections 3.4 and 3.6 of the Indenture, shall be replaced by the phrase "as of each Borrowing Date", (iv) the phrase "now pending", as it appears in Section 3.5 of the Indenture, shall be replaced by the phrase "pending on each Borrowing Date", (vi) the phrase "the Closing Date", as it appears in Article III of the Indenture, shall be replaced by the phrase "each Borrowing Date", (vii) the reference to "Guaranty" in Section 3.4 of the Indenture shall be deemed to be a reference to the Guaranty under this Agreement and "the Security Register" in Section 10.4 shall be deemed to be a reference to "this Agreement") as if set forth at length in this Agreement. All such representations and warranties shall be deemed to be made on the date of each Borrowing.


                                                     ARTICLE V

                                                     COVENANTS

                  So long as any Commitment is in effect or any Obligation remains unpaid, unless compliance has been waived in writing by the Required
Lenders:

                  (a) all of the covenants of the Mobile Energy Parties contained in Sections 1.15 and 10.4 and Article V of the Indenture, together with any schedules referred to therein (in the form of such covenants and schedules as they exist as of the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to by the Required Lenders at such time), are hereby, mutatis mutandis, incorporated herein by reference (with appropriate substitutions, including the following: (i) the term "Indenture", as it appears in Sections 1.15 and
         10.4 and Article V (other than Section 5.17) of the Indenture, shall be replaced by the term "Agreement"; (ii) the term "Trustee", as it appears in Article V and Section 10.4 of the Indenture, shall be replaced by the word "Agent"; (iii) the terms "Securities" and "Outstanding Securities", as they appear in Article V (other than Section 5.17) of the Indenture, shall be replaced by the terms "Loans" and "outstanding Loans", respectively; (iv) the term "Event of Default", as it appears in Article V of the Indenture, shall include Events of Default under this Agreement; (v) the phrase "the principal of and premium, if any, and interest on, and all other amounts payable in respect of, the Securities of each series in accordance with their terms and the terms of this Indenture and of the related Series Supplemental Indenture", as it appears in Article V of the Indenture, shall be replaced by the phrase "all of the Obligations in accordance with the terms of this Agreement"; (vi) the phrases "Holders" and "Holder of a Security or an owner of a beneficial interest therein requesting the same in writing", as they appear in Article V and
         Section 10.4 of the Indenture, shall be replaced by the term "Lender" or "Lenders" and (vii) for purposes of Section 5.17 of the Indenture
         (A) references to the "Indenture" in clauses (a)(i) and (b)(i) thereof shall be deemed to be references to the Indenture and not this Agreement, (B) references therein to the "final maturity date of the Outstanding Securities" shall be deemed to be references to the later of the final maturity date of the Notes and the final maturity date of the Outstanding Securities, (C) references therein to "any downgrading of the rating on the Outstanding Securities" shall be deemed to be references to any downgrading of the rating on the Outstanding Securities and, if then rated, this Agreement and (D) the reference to "Outstanding Securities" in the second sentence of paragraph (d) thereof shall be deemed to be a reference to the Loans) as if set forth at length in this Agreement, and each of the Mobile Energy Parties will observe and perform all of such incorporated covenants;

                  (b) neither of the Mobile Energy Parties will terminate, amend, replace or otherwise modify, or permit or suffer any termination, replacement or modification of, any provision of any Financing Document to which the Agent is not a party, unless such termination, amendment, replacement or other modification would not, in the reasonable opinion of the Required Lenders, be expected to reduce the likelihood of payment on the Loans or otherwise materially and adversely affect the Agent or the Lenders;

                  (c) the Company will use the proceeds of the Loans only to pay Operation and Maintenance Costs and to pay principal, interest, fees and other amounts payable hereunder;

                  (d) neither of the Mobile Energy Parties will permit any collateral (except any Indenture Securities Collateral and any Tax-Exempt Indenture Securities Collateral other than, in each case, Shared Collateral) to secure any Senior Debt unless such collateral also secures the Obligations or the Guaranty (as the case may be) on a pari passu basis; and

                  (e) without limiting the obligations of the Company pursuant to paragraph (a) above, the Company will deliver to the Agent all financial information, reports, certificates, budgets, requests and other information as it is required to deliver pursuant to Article V and Section 10.4 of the Indenture; and

                  (f) the Company will promptly deliver such additional financial and other information as any Lender may from time to time reasonably request.


                                                    ARTICLE VI

                                               DEFAULTS AND REMEDIES

                  If any one (1) of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) any amount due under any Credit Document shall not be paid in full within fifteen (15) days after its due date;
         or

                  (b) monies on deposit in the Working Capital Facility Account on any date do not equal the required balance therefor, as provided by
         Section 3.11(b) of the Intercreditor Agreement, and such deficit shall continue for fifteen (15) or more days, unless on such date the following conditions are satisfied: (i) the Company would be able to borrow Loans (because of availability and satisfaction of conditions set forth in Article III) under this Agreement in an amount equal to the deficiency in such required balance on such date, (ii) none of the payments made on the Senior Securities on the immediately preceding Interest Payment Date or Principal Payment Date, as the case may be, shall have been made from amounts transferred into the Indenture Securities Account or the Tax-Exempt Indenture Securities Account pursuant to Section 3.5(c), 3.6(c), 3.7(b) or 3.8(b) of the Intercreditor Agreement and (iii) there shall be no deficiency in the funding of the Indenture Securities Account and the Tax-Exempt Indenture Securities Account (or any subaccounts therein), excluding, for purpose of calculating any deficiency, any amounts transferred to the Indenture Securities Account and the Tax-Exempt Indenture Securities Account pursuant to Sections 3.5(c), 3.6(c), 3.7(b) and 3.8(b) of the Intercreditor Agreement; or

                  (c) the Company shall fail to perform or observe any covenant or agreement contained in Section 5.1(b), 5.1(c) or 5.1(d) of this Agreement; or

                  (d) either of the Mobile Energy Parties shall fail to perform or observe any covenant or agreement contained in Section 5.4(e), 5.7(b) (insofar as such failure relates to matters specified in Section 5.8(b)(iv)), 5.8(b) (other than clause (v) thereof), 5.10 or 5.19 of the Indenture, as such covenants and agreements are incorporated in paragraph (a) of Article V hereof by reference; or

                  (e) either of the Mobile Energy Parties shall fail to perform or observe any covenant or agreement contained in (i) Section 5.2, 5.4(a), 5.5, 5.7(a), 5.7(b) (insofar as such failure would reasonably be expected to have a Material Adverse Effect or relates to matters specified in Section 5.8(b)(v)), 5.8(a), 5.8(b)(v), 5.8(c), 5.13, 5.14,
         5.15 or 5.16 of the Indenture), (ii) Section 3(e), 3(f), 3(g), 3(h), 3(i) or 3(j) of the Security Agreement or (iii) Section 8, 10, 13, 14 or 15 of the Mortgage and, in the case of clause (i), (ii) and (iii) above, such failure shall continue uncured for thirty (30) or more days after either of the Mobile Energy Parties has knowledge thereof and as such covenants and agreements are incorporated in Article V by reference; or

                  (f) an Event of Default under the Indenture shall have occurred and be continuing and shall not have been waived by the Indenture Trustee until the earlier of (i) the expiration of thirty
         (30) days after such occurrence and (ii) an acceleration of the Indenture Securities; or

                  (g) an Event of Default under the Tax-Exempt Indenture shall have occurred and be continuing and shall not have been waived by the Tax-Exempt Indenture Trustee until the earlier of (i) the expiration of thirty (30) days and (ii) an acceleration of the Tax-Exempt Indenture Securities; or

                  (h) any grant of a Lien contained in the Security Documents shall cease to be effective to grant a perfected Lien to the Collateral Agent on the Collateral described therein with the priority created therein; provided, however, that the Company shall have ten (10) days from actual knowledge or constructive knowledge thereof to cure any such cessation;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and (iii) subject to the Intercreditor Agreement, take any other action and exercise any right or remedy available to it, including exercising rights and remedies under the Financing Documents and directing the Collateral Agent to take actions and exercise rights and remedies; provided, however, that upon the occurrence of an Event of Default specified in paragraph
(f) or (g) above that arises from an Event of Default under the Indenture described in Section 8.1(n) thereof or arises from an Event of Default under the Tax-Exempt Indenture described in Section 8.1(b) that arises from an Event of Default under the IDB Lease Agreement described in Section 7.1(n) thereof, automatically and without any notice to the Company, (A) the obligation of each Lender to make Loans shall be terminated and (B) the Obligations shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.


                                                    ARTICLE VII

                                                     THE AGENT

                  SECTION 7.1. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under any Credit Document or Security Document), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or Security Document or applicable law. In performing its function and duties hereunder, Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any other party to any Project Document.

                  SECTION 7.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document or Security Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (a) may treat any Lender that has signed a Commitment Transfer Supplement as the holder of the applicable portion of the Obligations;
(b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Credit Document or Security Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or Security Document on the part of the Company or any Affiliate thereof or to inspect the property (including the books and records) of the Company or any Affiliate thereof; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or Security Document or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of any Credit Document or Security Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.3. Initial Lender and Affiliates. With respect to its Commitment, the Loans made by it and the Note issued to it, the Initial Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Initial Lender in its individual capacity. The Initial Lender and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any Affiliate thereof and any Person that may do business with or own securities of the Company or any Affiliate thereof, all as if the Initial Lender were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.5. Indemnification. The Lenders severally agree to indemnify the Agent (to the extent not promptly reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitments (or, if the Commitments have been fully canceled pursuant to Section 2.1(c), the respective Commitments that were in effect immediately prior to such cancellation), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including at any time following the payment of any

Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Credit Document or Security Document or any action taken or omitted by the Agent under any Credit Document or Security Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Company under Section 9.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Company.

                  SECTION 7.6. Successor Agent. The Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Company, which consent shall not be unreasonably withheld or delayed. If no successor Agent has been so appointed by the Required Lenders and accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with the consent of the Company, which shall not be unreasonably withheld or delayed, which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents and the other Project Agreements. After any retiring Agent's resignation as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent.


                                                   ARTICLE VIII

                                                     GUARANTY

                  SECTION 8.1. Guaranty of Payment and Performance. Mobile Energy hereby (a) guarantees to the Agent and each Lender from time to time the due and punctual payment, observance and performance of all of the Obligations in accordance with their respective terms and when and as due (whether at a Loan Repayment Date, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 8.2, and (b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand.

                  SECTION 8.2.  Continuance and Acceleration of
Obligations upon Certain Events. If (a) any Event of Default specified in paragraph (f) or (g) of Article VI that arises from an Event of Default under the Indenture described in Section 8.1(n) thereof or arises from an Event of Default under the Tax- Exempt Indenture described in
Section 8.1(b) that arises from an Event of Default under the IDB Lease Agreement described in Section 7.1(n) thereof shall have occurred and be continuing, (b) any injunction, stay or the like that enjoins any acceleration, or demand for the payment, observance or performance, of any Obligations that would otherwise be required or permitted under the Security Documents shall become effective or (c) any Obligations shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any Governmental Authority) against the Company then (i) such Obligations shall, for all purposes of this Agreement, be deemed (A) in the case of clause (c) above, to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against the Company and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the rate equal to the Adjusted Base Rate plus two percent (2%) and (ii) the Agent and each Lender may, with respect to such Obligations, exercise all of the rights and remedies hereunder that would be available to it during an Event of Default.

                  SECTION 8.3. Recovered Payments. The Obligations shall be deemed not to have been paid, observed or performed, and Mobile Energy's obligations under the Guaranty in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Company or any other guarantor, or out of the proceeds of any collateral, is recovered from or paid over by or for the account of the Agent or and Lender for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any Governmental Authority, by any plan of reorganization or by settlement or compromise by the Agent or any Lender (whether or not consented to by either of the Mobile Energy Parties or any other guarantor) of any claim for any such recovery or payment over. Mobile Energy hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Obligation whenever such a recovery or payment over thereof occurs.

                  SECTION 8.4. Evidence of Obligations. The records of the Agent shall be conclusive evidence (absent manifest error) of the Obligations and of all payments, observances and performances in respect thereof.

                  SECTION 8.5. Binding Nature of Certain Adjudications. Mobile Energy shall be conclusively bound by the adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Obligations, and by a judgment, award or decree entered therein, if Mobile Energy shall have had the right, or shall have been given the opportunity, to participate in such action or proceeding and shall have been given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

                  SECTION 8.6. Nature of Mobile Energy's Obligations. Mobile Energy's obligations hereunder (a) are absolute and unconditional, (b) are unlimited in amount, (c) constitute a guaranty of payment and performance and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Obligations and (f) shall be irrevocable.

                  SECTION 8.7. No Release of Mobile Energy. The obligations of Mobile Energy under this Guaranty shall not be reduced, limited or terminated, nor shall Mobile Energy be discharged from any thereof, for any reason whatsoever (other than, subject to Sections 8.3 and 8.12, the payment, observance and performance of the Obligations), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Mobile Energy shall have received notice thereof): (a) (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, in each case the Obligations; (b) (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, in each case any guaranties of the Obligations; (c) (i) any failure to obtain or any release of,
(ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting,
(iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, in each case any collateral now or hereafter securing the Obligations or any other guaranties thereof; (d) any termination of or change in any relationship between Mobile Energy and the Company, including any such termination or change resulting from a change in the ownership of Mobile Energy or the Company or from the cessation of any commercial relationship between Mobile Energy and the Company; (e) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Agent or any Lender, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by the Agent or any Lender, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment and (iii) any election by the Agent or any Lender in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code; and (f) any other act or failure to act or any other event or circumstance that (i) varies the risk of Mobile Energy under this Guaranty or (ii) but for the provisions hereof, would, as a matter of statute or rule of law or equity, operate to reduce, limit or terminate the obligations of Mobile Energy hereunder or discharge Mobile Energy from any thereof.

                  SECTION 8.8. Certain Waivers. Mobile Energy waives (a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Company, any other guarantor or any collateral for the Obligations or any guaranty thereof, (b) all defenses to, and all setoffs, counterclaims and claims of recoupment against, the Obligations that may at any time be available to the Company or any other guarantor, (c) (i) notice of acceptance of and intention to rely on this Guaranty, (ii) notice of any Loans hereunder and of the incurrence or renewal of any other Obligations,
(iii) notice of any of the matters referred to in Section 8.7 and (iv) all other notices that may be required by Law or otherwise to preserve any rights against Mobile Energy under this Guaranty, including any notice of default, demand, dishonor, presentment and protest, (d) diligence, (e) any defense based upon, arising out of or in any way related to (i) any claim that any sale or other disposition of any collateral for the Obligations or any guaranty thereof was not conducted in a commercially reasonable fashion or that a public sale, should the Agent, any Lender or the Collateral Agent (as the case may be), have elected to so proceed, was, in and of itself, not a commercially reasonable method of sale, (ii) any claim that any election of remedies by the Agent, any Lender or the Collateral Agent (as the case may be), including the exercise by the Agent, any Lender or the Collateral Agent (as the case may be) of any rights against any collateral, impaired, reduced, released or otherwise extinguished any right that Mobile Energy might otherwise have had against the Company or any other guarantor or against any collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (iii) any claim based upon, arising out of or in any way related to any of the matters referred to in Section 8.7 and (iv) any claim that this Guaranty should be strictly construed against the Agent or any Lender and (f) ALL OTHER DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS CLAUSE (f), BE AVAILABLE TO MOBILE ENERGY AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS HEREUNDER.

                  SECTION 8.9.  Independent Credit Evaluation.  Mobile
Energy has independently, and without reliance on any information supplied by the Agent or any Lender, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Company, and neither the Agent nor any Lender shall have any duty to advise Mobile Energy of information at any time known to it regarding such financial condition or affairs.

                  SECTION 8.10. Subordination of Rights Against Company, Other Guarantors and Collateral. All rights that Mobile Energy may at any time have against the Company, any other guarantor or any collateral for the Obligations or any guaranty thereof (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Law or otherwise), and all obligations that the Company or any other guarantor may at any time have to Mobile Energy, Mobile Energy's obligations hereunder or any payment made are hereby expressly subordinated to the prior payment, observance and performance in full of the Obligations and any other such Guaranty. Mobile Energy shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 8.10 until the Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by Mobile Energy (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 8.10, such amount shall be held in trust by Mobile Energy for the benefit of the Agent and the Lenders, not commingled with any of Mobile Energy's other funds and forthwith paid over to the Agent, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Obligations and the obligations of Mobile Energy hereunder. Notwithstanding the foregoing, nothing herein shall restrict or otherwise limit the ability of Mobile Energy to receive monies distributed thereto by the Collateral Agent pursuant to Section
3.11 of the Intercreditor Agreement, which monies need not be held in trust by Mobile Energy.

                  SECTION 8.11. Payments by Mobile Energy. (a) All payments due to the Agent or any Lender hereunder shall be made to the Agent or such Lender at the address indicated in Section
9.2. A payment shall not be deemed to have been made on any day unless such payment has been received by the Agent or the Lender
(as the case may be) at the required place of payment, in lawful money of the United States of America in funds immediately available to the Agent or such Lender (as the case may be).

                  (b) All payments due the Agent or any Lender under this Guaranty, and all of the other terms, conditions, covenants and agreements to be observed and performed by Mobile Energy under this Guaranty, shall be made, observed or performed by Mobile Energy without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether, in any case, in respect of an obligation owed by the Agent or any Lender to Mobile Energy, the Company or any other guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise) or tax.

                  (c) Mobile Energy hereby authorizes the Agent and each Lender, if and to the extent any amount payable by Mobile Energy under this Guaranty is not otherwise paid when due, to charge such amount against any or all of the accounts of Mobile Energy with the Agent or such Lender or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with Mobile Energy remaining liable for any deficiency.

                  (d) Whenever any payment to the Agent or any Lender under this
Article VIII would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day; provided, however, that any payment with respect to any LIBOR Rate Loan stated to be due on a day other than a Eurodollar Business Day shall be made on the immediately preceding Eurodollar Business Day. If the date any payment hereunder is due is extended (whether by operation of this Agreement, Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

                  SECTION 8.12. Continuance of Guaranty; Survival. The obligations of Mobile Energy and the rights of the Agent and the Lenders under this Article VIII shall continue in full force and effect until the payment, observance and performance in full of the Obligations, subject to Section 8.3.

                  SECTION 8.13. Assignments and Participations; Assignments. Mobile Energy may not assign any of its rights or obligations under this Guaranty without the prior written consent of the Agent, and no assignment of any such obligation shall release Mobile Energy therefrom unless the Agent shall have consented to such release in a writing specifically referring to the obligation from which Mobile Energy is to be released.

                  SECTION 8.14. Benefit and Enforcement. This Guaranty is given for the benefit of the Agent and each Lender, each of whom shall be entitled in the same manner as set forth herein to enforce performance and observance of this Guaranty.


                                                    ARTICLE IX

                                                   MISCELLANEOUS

                  SECTION 9.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, or consent to any departure by either of the Mobile Energy Parties therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Lenders (and, in the case of amendments, the Mobile Energy Parties), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Lenders, do any of the following: (a) waive any of the conditions specified in Article III; (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (c) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder;
(d) postpone any date fixed for (i) payment of principal of, or interest on, the Loans or (ii) payment of fees or other amounts payable hereunder; (e) change the percentage of the Commitments or of the Loans outstanding, or the number of Lenders, required for the Lenders or any of them to take any action hereunder; or (f) amend this Section 8.1.

                  SECTION 9.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including by telecopier) and shall be mailed, telecopied or delivered; if to the Company, to it at 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338, Attention:
President, telephone: 770-673-7781; telecopier: 770-392-7644, with a copy to it at P.O. Box 2747, 200 Bay Bridge Road, Mobile, Alabama 36652, Attention: Vice President and General Manager, telephone: 334-330-3600, telecopier:
334-452-6337; if to Mobile Energy, to it at 900 Ashwood Parkway, Suite 450, Atlanta, Georgia 30338, Attention: President, telephone: 770-673-7781; telecopier: 770-392-7644; if to any Lender other than the Initial Lender, to it at the address or telecopier number set forth below its name in the Commitment Transfer Supplement by which it became a party hereto; if to the Agent or Initial Lender, to it at 787 Seventh Avenue, New York, New York 10019, telephone 212-841-2000, telecopier 212-841-2555, Attention: Project Finance Group; or, as to each party, to it at such other address or telecopier number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (a) if personally delivered, upon delivery, (b) if sent by first class mail, on the third Business Day following deposit into the mails and (c) if sent by telecopier, upon acknowledgment of receipt thereof by the recipient, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

                  SECTION 9.3. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.4. Costs and Expenses. Whether or not any Loans are made hereunder, the Company shall pay to the Agent on demand (a) all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the Notes, the Security Documents and the other documents to be delivered hereunder and (b) all reasonable costs and expenses of the Agent and the Lenders (including the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, the Security Documents and the other documents to be delivered hereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding or otherwise. The Company will pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Notes, the other Financing Documents or the use of the proceeds of the Loans or any other documents contemplated by or referred to herein or therein or any action taken or omitted to be taken by any Lender or the Agent with respect to any of the foregoing, provided, however, that the Company shall not be required to indemnify the Agent or any Lender for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent caused by the Agent's or such Lender's willful misconduct or gross negligence. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the aforementioned documents, and the Company agrees to indemnify and hold the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any of the foregoing.

                  SECTION 9.5. Application of Monies. If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Agent shall determine.

                  SECTION 9.6. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

                  SECTION 9.7. Non-recourse Liability. Satisfaction of the Obligations (including those under the Guaranty) shall be had solely from the assets of the Mobile Energy Parties. No recourse shall be had to (a) any assets or properties of any Members

(other than Mobile Energy as provided in Article VIII) or of the stockholders of Mobile Energy, other than their respective interests in the Collateral, (b) any Member (other than Mobile Energy as provided in Article VIII) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Company, Mobile Energy and, in respect of any Southern Guaranty on deposit in the Maintenance Reserve Account or the Distribution Account, Southern) and, in the event of non-performance by either of the Mobile Energy Parties of any of the Obligations, no judgment for any deficiency upon the Obligations shall be obtainable by the Lenders or the Agent against any Member (other than Mobile Energy as provided in Article VIII) or any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Company, Mobile Energy and, in respect of any Southern Guaranty on deposit in the Maintenance Reserve Account or the Distribution Account, Southern) (other than Mobile Energy as provided in Article VIII and, in respect of any Southern Guaranty on deposit in the Maintenance Reserve Account or the Distribution Account, Southern). Notwithstanding anything in this Section 9.7 to the contrary (i) satisfaction of the Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company, (ii) nothing contained herein or in the Notes shall limit or otherwise prejudice in any way the right of the Agent, the Collateral Agent or any Lender to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty) to which such Person is a party or to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize upon the Collateral granted hereunder or under the Security Documents and (iii) any limitations of liability herein shall not apply to any Person if and to the extent that such Person commits fraud or wilful misrepresentations, including those contained in Officer's Certificates issued from time to time.

                  SECTION 9.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the Lenders and their respective successors and permitted assigns, except that the Company shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of all of the Lenders.

                  SECTION 9.9.  Assignments and Participations.  (a)  Any
                                ------------------------------
Lender may at any time (with the prior written consent of the Company, unless such sale is to a Lender or an Affiliate of a Lender, such consent not to be unreasonably withheld or delayed, the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, and the prior written consent of the Initial Lender) sell to one (1) or more banks or other entities (a "Purchasing Lender") all or any part of its rights and obligations under the Credit Documents (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Lender, shall be equal to at least $2,500,000) pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Initial Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company). Upon (i) the execution of such Commitment Transfer Supplement and (ii) delivery of a copy thereof to the Company and payment of the amount of the purchase price for its participation to such transferor Lender, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Commitment as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under the Credit Documents. Upon the consummation of any transfer pursuant to this Section 9.9, the transferor Lender, the Agent and the Company shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchasing Lender, in each case, in principal amounts reflecting their Commitments.

                  (b) Any Lender may, from time to time, sell or offer to sell participating interests in any Loans owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interests and obligations of such Lender hereunder, to one (1) or more banks or other entities (each, a "Participant"), on such terms and conditions as may be determined by the selling Lender, without the consent of the Company. The selling Lender shall notify the Company of the identity of each Participant within thirty (30) days following such participation; provided, however, that failure to give such notice within such thirty (30) day period will not affect the validity or effectiveness of such participation. The grant of such participation shall not relieve any such Lender of its obligations, or impair the rights of any such Lender, hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender shall remain solely responsible for the performance of such Lender's obligations under this Agreement, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company, the Agent and the Lenders will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of the Company, including the right to approve any amendment, modification, supplement or waiver of any provision of any Credit Document and the right to take action under
Article VI hereof and such Lender shall not grant any such Participant any voting rights or veto power over any such action by such Lender under this Agreement (provided that such Lender may agree not to consent to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the Loans, postpone the date fixed for any payment of principal of or interest thereon, release any Collateral or extend the Scheduled Expiration Date). No Participant shall have any rights under this Agreement to receive payment of principal, interest or any other amount except through a Lender and as provided in this Section 9.9. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.5(d), 2.13, 2.14, 2.15 and 2.16 with respect to its participation granted hereunder, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.9, disclose to the Purchasing Lender or Participant or proposed Purchasing Lender or Participant any information relating to the Company furnished to such Lender by or on behalf of the Company.

                  (d) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                  (e) In the event any Lender notifies the Company pursuant to
Section 2.15 that it may no longer make or maintain LIBOR Rate Loans or demands payment of additional amounts pursuant to Section 2.13 or 2.14, the Company, at its expense, at any time within 180 days after such demand, so long as no Default or Event of Default shall have occurred and be continuing, may require such Lender to sell in accordance with the foregoing provisions of this Section 9.9, at par plus accrued interest, without recourse or warranty and pursuant to a Commitment Transfer Supplement, its rights and obligations hereunder (including its Commitment and the Loans at the time owing to it and the Notes held by it) to a Qualified Financial Institution specified by the Company that is willing to purchase such rights and obligations on the terms hereof and is reasonably acceptable to the Agent, provided that (i) such assignment shall not conflict with or violate any requirement of law applicable to or binding on such assigning Lender, and (ii) the Company shall have paid to such assigning Lender all amounts (other than interest) accrued and owing hereunder to it (including, without limitation, amounts owing pursuant to Sections 2.5(d), 2.13 and 2.14). Notwithstanding anything set forth above in this subsection 9.9(e) to the contrary, the Company shall not be entitled to require an assignment under this
Section 9.9(e) with respect to any Lender demanding payment under Section 2.13 or 2.14 if (x) prior to any such requirement by the Company, such Lender shall have changed its lending office so as to eliminate the incurrence of the costs in respect of which such payment was demanded or (y) the circumstances giving rise to such Lender's demand for payment of such additional amounts are applicable to all the Lenders. As used herein, "Qualified Financial Institution" means (a) any bank that has capital, surplus and undivided profits of at least $500,000,000 and that is either organized under the laws of the United States or any state thereof or has a branch office or agency located in the United States, and (b) any other bank or financial institution approved by the Agent and the Company (which approval will not be unreasonably withheld).


                  SECTION 9.10. Indemnification. Each of the Mobile Energy Parties agrees to indemnify and hold harmless the Agent and each Lender and each of their respective officers, directors, employees, agents and Affiliates (each, an "Indemnified Party") from and against any and all direct (as opposed to consequential) claims, damages, losses, liabilities, costs and expenses whatsoever that an Indemnified Party may incur (or that may be claimed against an Indemnified Party by any Person) arising under, relating to or resulting from any demand, claim, suit, proceeding or action of any kind or nature whatsoever of any third party (including without limitation, any holder of any securities issued on behalf of the Company, any trustee on behalf of any such holders or any underwriter, placement agent or remarketing agent for such securities) against or affecting an Indemnified Party (1) with respect to the execution, delivery, enforcement and performance of this Agreement, the other Project Documents, any other documents related to the Energy Complex entered into by the Company or the transactions contemplated hereby or thereby, (2) with respect to the offering and sale of any securities, (3) with respect to a default by the Company in the performance of its respective agreements, rights or obligations contained in this Agreement, the other Project Documents or and any other documents related to the Project entered into by the Company, or any other instrument or agreement entered into by the Company in connection herewith or therewith, (4) resulting from injury to or death of any person whomsoever, and damage to or loss or destruction of any property whatsoever, which in any way arises in connection with, is incidental to or is caused by the construction or operation of the Energy Complex or any activity on or near the Site or the Energy Complex, (5) in any way relating to or arising out of the Project, or the manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, preparation, installation, storage, maintenance, repair, transfer of title, abandonment, possession, rental, use, operation, environmental clean-up, condition, sale, return, importation, exportation or other application or disposition of all or any part of any interest in the Site or the Energy Complex, (6) resulting from the violation of any environmental law or the existence or release of any hazardous materials at the Site or the Energy Complex or any other property of the Company (including, without limitation, clean-up costs, response costs, costs of corrective action and natural resources damages) or (7) any use of the proceeds of a Loan; provided, however, that the

Mobile Energy Parties shall not be required to indemnify any Indemnified Party for any claims, damages, losses, liabilities, costs or expenses to the extent caused by such Indemnified Party's willful misconduct or gross negligence. The Mobile Energy Parties, upon demand by any Indemnified Party at any time, shall also reimburse such party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Mobile Energy Parties in writing, enclosing a copy of all papers served, but the omission so to notify the Mobile Energy Parties of any such action shall not relieve it of any obligation to indemnify such Indemnified Party; provided, however, that the Mobile Energy Parties shall not be liable for any settlement of any such action effected without either of the Mobile Energy Party's prior written consent, not to be unreasonably withheld. If any such action shall be brought against any Indemnified Party and it shall notify either of the Mobile Energy Parties of the commencement thereof, either of the Mobile Energy Parties shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from such Mobile Energy Party to such Indemnified Party of such Mobile Energy Party's election so to assume the defense thereof, the Mobile Energy Parties shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action where either of the Mobile Energy Parties has assumed the defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by either of the Mobile Energy Parties,
(ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between either of the Mobile Energy Parties and the Indemnified Party in the conduct of the defense of such action (in which case the Mobile Energy Parties shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Mobile Energy Parties shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action, provided that the Mobile Energy Parties shall not be required to pay the fees and expenses of more than one such separate counsel for all the Lenders.

                  SECTION 9.11. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT-
OF-LAW PRINCIPLES THEREOF.

                  SECTION 9.12. Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

                  SECTION 9.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one (1) and the same agreement.

                  SECTION 9.14. Third Party Beneficiaries. Nothing contained in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns, any benefits or any legal or equitable right, remedy or claim under this Agreement or the Notes.

                  SECTION 9.15. Waiver of Jury Trial. THE MOBILE ENERGY PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  SECTION 9.16. Submission To Jurisdiction; Waivers. Each of the Company and Mobile Energy hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages, other than, in the case of punitive damages, with respect to any Lender or the Agent which engages in willful misconduct.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


MOBILE ENERGY SERVICES
  COMPANY, L.L.C.



By:  /s/
   Name: Christopher J. Kysar
   Title:  Vice President


MOBILE ENERGY SERVICES
  HOLDINGS, INC.



By: /s/
   Name:  Christopher Kysar
   Title:  Vice President


Commitment


$15,000,000.00                                   BANQUE PARIBAS, as Agent and
                                                   as a Lender


                                                By:   /s/
                                                Name:  Glenn R. Tobias
                                                Title: Group Vice President



                                                By:
                                                Name: Francis Ballard, Jr.
                                                Title:Vice President

THIS REVOLVING PROMISSORY NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS REVOLVING PROMISSORY NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                                                                    Exhibit A



                                             REVOLVING PROMISSORY NOTE




$15,000,000.00                                              New York, New York
                                                            August 24, 1995


         FOR VALUE RECEIVED, the undersigned, MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), hereby unconditionally promises to pay to the order of BANQUE PARIBAS (the "Lender") the lesser of (i) the principal sum of fifteen million dollars ($15,000,000.00) and (ii) the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement referred to below, on the dates and in the amounts specified therein.

         The Company further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Credit Agreement. This Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

         Each holder hereof is authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Credit Agreement. All such notations shall constitute conclusive evidence (absent manifest error) of the accuracy of the information so recorded and be enforceable against the Company with the same force and effect as if such amounts were each set forth in a separate note executed by the Company.

         All payments due hereunder shall be made without setoff, counterclaim or deduction of any nature to Banque Paribas, as

Agent under the Credit Agreement, at 787 Seventh Avenue, New York, New York 10019, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Credit Agreement.

         Each holder hereof is authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Loan made to the Company and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement. All such notations shall constitute conclusive evidence (absent manifest error) of the accuracy of the information so recorded and be enforceable against the Company with the same force and effect as if such amounts were each set forth in a separate note executed by the Company.

         This Note is the "Note" of the Company to the Lender referred to in, evidences each Loan made by the Lender to the Company under, is subject to the provisions of, and entitles its holder to the benefits of, the Revolving Credit Agreement dated as of August 1, 1995 (the "Credit Agreement") among the Mobile Energy Parties, the Lender and the other lender parties thereto, and Banque Paribas, as Agent for the Lender and such other lenders, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Loan evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The Credit Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Company under the Credit Agreement and this Note are secured as provided under, and the holder hereof is entitled to the benefit of, the Security Documents.

         In addition to any and all costs, fees and expenses for which the Company is liable under the Credit Agreement, the Company promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

         The Company hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by applicable law. No failure or delay by any holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Credit Agreement shall operate or be construed as a waiver or modification hereof or thereof.

         This Note shall be binding upon the successors and permitted assigns of the Company and shall inure to the Lender and its successors, endorsees and permitted assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         Recourse under this Note is limited in accordance with Section 9.7 of the Credit Agreement, and the provisions of Section 9.7 of the Credit Agreement are incorporated herein by reference.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE
CONFLICT-OF-LAW PRINCIPLES THEREOF.

         The Company hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this Note may be instituted in any state or federal court (at Lender's option) sitting in the County of New York, State of New York, and, by the execution and delivery of this Note, the Company expressly waives any objection that it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         All excise tax due on this Note has been paid by the Company and proper stamps affixed to the Mortgage securing this Note.


                             MOBILE ENERGY SERVICES
                                 COMPANY, L.L.C.



                           By: _______________________
                           Name:
                           Title:

                                                     SCHEDULE




                                                                                 Total
                                                                               Principal
         Principal     Amount of      Unpaid                                   Amount of
   Date    Amount   Principal Paid  Principal Date Interest    Amount of         Loans      Notation
   Made   of Loan     or Prepaid     Balance  Payment is Due  Interest Due    Outstanding   Made by
   ----   -------     ----------     -------  --------------  ------------    -----------   -------




                                                                    Exhibit B




                               NOTICE OF BORROWING

               [Mobile Energy Services Company, L.L.C. Letterhead]



                    [Date - at least one (1) Business Day (or
                  three (3) Eurodollar Business Days for LIBOR
                      Rate Loans) prior to proposed date of
                                   Borrowing]

Banque Paribas, as Agent
787 Seventh Avenue
New York, New York 10019

Attention:


Ladies and Gentlemen:

         Pursuant to the Revolving Credit Agreement, dated as of August 1, 1995 among Mobile Energy Services Company, L.L.C. (the "Company"), Mobile Energy Services Holdings, Inc., the financial institutions named therein (the "Lenders") and Banque Paribas, as Agent for the Lenders (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") (capitalized terms used herein, unless otherwise noted, shall have the meanings ascribed to them in the Credit Agreement). The Company hereby requests that the Lenders make available to the Company on ______, the following amount:

         Funds required by the Company to pay
         for Operation and Maintenance Costs         $______

         Funds required by the Company to pay
         Obligations under the Credit Agreement      $______

         Total Funds Required                        $______

         This Borrowing shall consist of [choose Adjusted Base Rate Loans or LIBOR Rate Loans - if LIBOR Rate Loans, specify Interest Period of one (1), two
(2) or three (3) months] with a Loan Repayment Date of [Date - not later than the Scheduled Expiration Date; not later than 93 days from date of Borrowing; no more than $5,000,000 may be scheduled for repayment within any calendar month; if LIBOR Rate Loans, must correspond with last day of specified Interest Period].

         Attached hereto are invoices or other evidence of amounts due evidencing the uses contemplated for the requested Borrowing. We request that $______ of the funds representing the requested Borrowing be deposited in the Operating Account established and created under the Intercreditor Agreement and $______ of the funds representing the requested Borrowing be deposited in account no. ______, located at __________, ABA no.
_______ (which may be the Company's checking account).

         In connection with this request for a Borrowing, the Company further certifies that the proceeds of the Borrowing being requested herein are to be applied for the uses permitted by the Credit Agreement.

         The Company hereby certifies that, as of the date of this request for a Borrowing, the Company is in compliance, subject to the satisfaction or waiver by the Agent, with all conditions precedent set forth in Section [in the case of the initial Borrowing, 3.1 and] 3.2 of the Credit Agreement.


                             MOBILE ENERGY SERVICES
                                 COMPANY, L.L.C.


                                     By: _____________________________
                                         Name:
                                         Title:

cc:      Bankers Trust (Delaware),
           as Collateral Agent

                                                                    Exhibit C



                                      Form of Commitment Transfer Supplement



         COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among each Transferor Lender set forth in Item 2 of
Schedule I hereto (each, a "Transferor Lender"), each Purchasing Lender set forth in Item 3 of Schedule I hereto (each, a "Purchasing Lender") and Banque Paribas, as the Initial Lender and as Agent under the Credit Agreement described below.


                                               W I T N E S S E T H:


                  WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.9 of the Revolving Credit Agreement dated as of August 1, 1995 among (i) Mobile Energy Services Company, L.L.C., an Alabama limited liability company (the "Company"),
         (ii) Mobile Energy Services Holdings, Inc., an Alabama corporation,
         (iii) Banque Paribas, in its individual capacity as initial lender (the "Initial Lender"), and the other Lenders named therein (collectively, the "Lenders") and (iv) Banque Paribas, as agent for the Lenders (the "Agent") (terms defined therein being used herein as therein defined); and

                  WHEREAS, each Purchasing Lender desires to purchase and assume from its respective Transferor Lender certain rights, obligations and commitments under the Credit Agreement and, if it is not already a Lender party to the Credit Agreement, desires to become a Lender party to the Credit Agreement; and

                  WHEREAS, each Transferor Lender desires to sell and assign to its respective Purchasing Lender, certain rights, obligations and commitments under the Credit Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:


         1. Upon receipt by Agent of [ ] ([ ]) fully executed originals of this Commitment Transfer Supplement, to each of which is attached a fully completed
Schedule I and Schedule II, and each of which has been executed by each Transferor Lender, each Purchasing Lender and any other Person required by the Credit Agreement to execute this Commitment Transfer Supplement, Agent will transmit to the Company, each Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule IV hereto (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, among other things, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the date hereof. From and after the Transfer Effective Date each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

         2. Each Purchasing Lender shall pay to each of its respective Transferor Lenders an amount in United States dollars equal to the purchase price, as agreed between such Transferor Lender and each such Purchasing Lender (the "Purchase Price"), for the portion being purchased (such Purchasing Lender's "Purchased Percentage") by such Purchasing Lender of the Commitment of, and outstanding Loans and other amounts owing to, the respective Transferor Lender under the Credit Agreement and the Notes (the "Outstanding Obligations"). Each Purchasing Lender shall pay the appropriate Purchase Price to its respective Transferor Lender(s), in immediately available funds, at or before 12:00 noon, local time of the appropriate Transferor Lender, on the Transfer Effective Date. Effective upon the Transfer Effective Date, each Transferor Lender hereby irrevocably sells, assigns and transfers to each of its respective Purchasing Lenders, without recourse, representation or warranty other than as set forth in Section 8, and each such Purchasing Lender hereby irrevocably purchases, takes and assumes from its respective Transferor Lender(s), such Purchasing Lender's Purchased Percentage of the Commitment of, and presently outstanding Loans and other amounts owing to, each such Transferor Lender under the Credit Agreement and the Notes.

         3. Each Transferor Lender has made arrangements with its respective Purchasing Lender(s) with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by such Transferor Lender to its respective Purchasing Lender(s) of any fees heretofore received by such Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date that apply to periods subsequent to the Transfer Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by each such Purchasing Lender to its respective Transferor Lender(s) of fees or interest received by each such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date that apply to periods prior to the Transfer Effective Date.

         4. All payments of principal that would otherwise be payable, and all interest, fees and other amounts that would otherwise accrue, from and after the Transfer Effective Date to or for the account of any Transferor Lender pursuant to the Credit Agreement and the Notes shall instead be payable and accrue to or for the account of, the Transferor Lender(s) and the Purchasing Lender(s) in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

         5. On or prior to the Transfer Effective Date, each Transferor Lender will deliver to the Agent its Note. On or prior to the Transfer Effective Date, the Company will deliver to the Agent a new Note for each Purchasing Lender and each Transferor Lender (if applicable), in each case in principal amounts reflecting the revised Commitments of such Lenders (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, the Agent will send to each Transferor Lender (if applicable) and Purchasing Lender its new Note with the superseded Note of each Transferor Lender attached to the new Note (or if there is more than one (1) new Note, the superseded Note attached to one (1) of such new Notes and copies thereof attached to all other new Notes).

         6. Concurrently with the execution and delivery hereof, the Transferor Lenders will provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) copies of all documents delivered to the Transferor Lenders evidencing satisfaction of the conditions precedent set forth in the Credit Agreement.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8. By executing and delivering this Commitment Transfer Supplement, each Transferor Lender and each Purchasing Lender confirms to and agrees with each other, the Agent, the Initial Lender and the Lenders as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby, free and clear of any adverse claim, each such Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto, (b) each such Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto, (c) each such Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement, (d) each such Purchasing Lender will, independently and without reliance upon Agent, its respective Transferor Lender(s) or any other Lender or the Initial Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (e) each such Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto and (f) each such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

         9. Schedule II hereto sets forth for each Transferor Lender and each Purchasing Lender the revised Commitment of each Transferor Lender and each Purchasing Lender, as well as certain administrative information with respect to each Purchasing Lender.

         10. Notwithstanding anything to the contrary contained in this Commitment Transfer Supplement, if the long-term debt rating of any Purchasing Lender shall, at any time, be less than a rating of BBB or the equivalent thereof by S&P or Baa or the equivalent thereof by Moody's, then the Initial Lender may, in its sole and absolute discretion, purchase all or any part (as determined by the Initial Lender) of such Purchasing Lender's participating interest hereunder (the "Purchased Interests") by providing such Purchasing Lender with at least two Business Days' prior notice of such purchase and making a payment to such Purchasing

Lender equal to all outstanding amounts owing to it under the Credit Agreement in respect of the Purchased Interests on the date of such purchase as set forth in such notice. Upon any such purchase of the Purchased Interests, such Purchasing Lender shall no longer have any rights or obligations as a Purchasing Lender hereunder or as a Lender under the Credit Agreement or under any other instruments or documents furnished pursuant thereto with respect to the Purchased Interests. The Initial Lender may, in its sole and absolute discretion, retain for its own account and/or sell its interest in all or any portion of the Purchased Interests.

         11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK WITHOUT REFERENCE TO THE CONFLICT-OF-LAW PRINCIPLES
THEREOF.

         12. This Commitment Transfer Supplement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same document.

         13. Execution of this Commitment Transfer Supplement by the Agent and the Company as set forth below shall constitute any consent of such Person required pursuant to Section 9.9 of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                 Schedule I
                                                                 to Commitment
                                                                 Transfer
                                                                 Supplement


                            COMPLETION OF INFORMATION
                AND SIGNATURES FOR COMMITMENT TRANSFER SUPPLEMENT


Re:  Revolving Credit Agreement with Mobile Energy Services Company, L.L.C.


Item 1 Date of Commitment Transfer Supplement: [Insert date of Commitment Transfer Supplement]

Item 2   Transferor Lenders: [Insert names of Transferor Lenders]

Item 3   Purchasing Lenders: [Insert names of Purchasing Lenders]

Item 4   Signatures of Parties to Commitment Transfer Supplement:


                                            ______________________, as a
                                            Transferor Lender

                                            By: ________________________
                                                Name:
                                                Title:

                                            ______________________, as a
                                            Purchasing Lender

                                            By: ________________________
                                                Name:
                                                Title:

                                          BANQUE PARIBAS, as the Initial Lender
                                          and Agent

                                            By: _________________________
                                                Name: ___________________
                                                Title: __________________


CONSENTED TO AND ACKNOWLEDGED:

MOBILE ENERGY SERVICES COMPANY, L.L.C.

By: ____________________________
    Name: ______________________
    Title: _____________________



ACCEPTED FOR RECORDATION IN REGISTER:

BANQUE PARIBAS, as Agent



By:  ___________________________
    Name: ______________________
    Title: _____________________

                                                                 Schedule II
                                                                 to Commitment
                                                                 Transfer
                                                                 Supplement


                   COMMITMENT AMOUNTS AND PROPORTIONATE SHARES



        Names of Transferor
              Lenders                              Revised Commitment

      ----------                               $-----

      ----------                               $-----





        Names of Purchasing
              Lenders                                New Commitment

      ----------                               $-----





[NAME PURCHASING LENDER]
Address for Notices:
Attention:
Telex:
Answerback:
Telephone:
Telecopier:


Clearing Account:

[Insert Acct. #]

                                                              Schedule III
                                                              to Commitment
                                                              Transfer
                                                              Supplement



                                             TRANSFER EFFECTIVE NOTICE



                                                                       [Date]


Transferor Lenders: __________

Purchasing Lenders: __________


Re:  Revolving Credit Agreement with Mobile Energy Services Company, L.L.C.


         The undersigned, as Agent under the Revolving Credit Agreement, dated as of August 1, 1995, among (i) Mobile Energy Services Company, L.L.C., an Alabama limited liability company (the "Company"), (ii) Mobile Energy Services Holdings, Inc., an Alabama corporation, (iii) Banque Paribas, as initial lender, and the other Lenders named therein (collectively, the "Lenders"), and (iv) Banque Paribas, as agent for the Lenders (the "Agent"), acknowledges receipt of [ ] ([ ]) copies of the Commitment Transfer Supplement as described in Annex I hereto, each fully executed. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

     1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be the date hereof.

     2. Pursuant to such Commitment Transfer Supplement, each Transferor Lender is required to deliver to Agent on or before the Transfer Effective Date its Note.

     3. Pursuant to such Commitment Transfer Supplement, the Company is required to deliver to the Agent on or before the Transfer Effective Date the following
Notes:

[Describe each new Note for Transferor Lender (if applicable) and Purchasing Lender as to principal amount and payee.]

         4. Pursuant to such Commitment Transfer Supplement, each Purchasing Lender is required to pay its Purchase Price, in immediately available funds, to the appropriate Transferor Lender at or before 12:00 noon, local time of the appropriate Transferor Lender, on the Transfer Effective Date.


                                Very truly yours,

                            BANQUE PARIBAS, as Agent


                                             By:  ______________________
                                                      Name:  ______________
                                                      Title:  _____________

                                                                     ANNEX I






                                              INFORMATION IDENTIFYING
                                          COMMITMENT TRANSFER SUPPLEMENT


Re:  Revolving Credit Agreement with Mobile Energy Services Company, L.L.C.



Item 1   Date of Commitment
                  Transfer Supplement:  __________

Item 2   Transferor Lenders:        __________

Item 3   Purchasing Lenders:        __________